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                                                                   EXHIBIT 10.66



[DIVERSITY ENTERTAINMENT LOGO]


                Diversity Entertainment Television/Atlanta L.L.C.
                         Third Party Licensing Agreement

AGREEMENT

         This agreement is made as of this 6th day of January 1998, by and between Diversity Entertainment Television/Atlanta L.L.C. (DETV/ATL), a State of Georgia Limited Liability Company whose principal place of business is in Atlanta, Georgia and Georgia Public Television (hereinafter referred to as
GPTV), according to the terms and conditions set forth below.

I.       CONTENT/PROGRAM PROVIDER

         GPTV shall provide content/programming to DETV/ATL for broadcast on its Large Screen Video Display (LSVD) at Underground Atlanta as discussed and conceptually agreed to previously.

II.      DUTIES OF PARTIES

         A. GPTV shall be responsible for the following services and obligations with respect to providing content/programming to DETV/ATL.

                  1. Preparing and delivering to DETV/ATL pre-produced content/programming set forth in exhibit A, attached hereto and made a part hereof, including, but not limited to, cue sheets of all music intended for use with content/programming.

                  2. Securing the services of and compensating the technical and creative talent for the production and delivery of said content/programming.

                  3. Obtaining and hereby granting to DETV/ATL at no additional cost to DETV/ATL, the music synchronization rights and master recording rights with respect to the content/programming and the payment of all residuals, royalty fees, contributions and other benefits required under applicable guild, or other agreement arising in connection with the production or exhibition of all clearances, releases, and licenses necessary for the use of all musical material supplied with GPTV content/programming.

         B. DETV/ATL shall broadcast content/programming provided by GPTV during the Term of this agreement provided, however, that DETV/ATL shall not be obligated to broadcast any content/programming which is not of "broadcast quality," as


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                  determined by DETV/ATL in its sole discretion pursuant to its normal standard of broadcast quality.

                  1. DETV/ATL shall make every reasonable effort to broadcast all content/programming sourced from GPTV.

                  2. DETV/ATL shall have the right to sell and retain all advertising revenues generated from commercials scheduled by DETV/ATL and exhibited by it with content/programming provided by GPTV and aired on the DETV/ATL screen.

III.     BROADCAST RIGHTS; ANCILLARY RIGHTS

         A. GPTV hereby grants to DETV/ATL the non-exclusive right, license and privilege to exhibit, distribute, and perform those audio visual broadcasts of content/programming for one
                  (1) year (the "Term") on DETV/ATL, including lyrics, and musical compositions contained within the content/programming provided for promotional exhibition.

         B. During the Term, GPTV will provide to DETV/ATL video segments. These segments will range in length from three (3) minutes to thirty (30) minutes. These segments are intended to be shown with no further modifications or editing and are to be shown properly utilizing the video's sound track. Each segment will be edited by GPTV so as to provide the GPTV logo throughout each segment. When appropriate, GPTV will provide raw video to DETV/ATL to be edited for future segments. All segments utilizing GPTV raw video must be approved by GPTV prior to airing on DETV/ATL.

IV.      COMPENSATION

         A. GPTV has offered and agreed to provide content/programming to DETV/ATL free of charge.

         B. In exchange for providing pre-produced and/or stock footage as content/programming for a one (1) year license period, DETV/ATL shall tag GPTV content/programming with CGI generated static GPTV ID on the DETV/ATL screen.

         C. It is understood that such on-screen promotional value shall constitute full payment for all services and content/programming which DETV/ATL shall render hereunder and no additional payment shall be required for such services and content/programming.


V.       EFFECTIVE DATE

         This Agreement shall be effective upon full execution of this Agreement.



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VI.      INDEMNIFICATION

         A. GPTV party shall indemnify, defend and hold harmless DETV/ATL, its affiliates and subsidiaries (and their respective directors, officers, employees, agents, successors, and assigns) from and against any and all third party actions, suits, proceedings, judgments, demands or claims, liabilities, loss or expenses whatsoever (including reasonable attorneys' fees) incurred in connection with or arising from such party's negligence or willful misconduct, or the breach of an agreement, representation or warranty of such party made hereunder.

         B. All agreements between GPTV and third parties, or DETV/ATL and third parties, shall be the sole responsibility of the contracting party and the other shall have no liability for the same.

         C. The indemnification described in this Section shall survive the termination or expiration of this Agreement.

VII.     DELIVERY

         A. If/when applicable, GPTV agrees to deliver live content/programming to DETV/ATL via fiber optic, microwave or satellite signal feed at DETV/ATL expense. DETV/ATL will provide the electronic interface to process fed signal via fiber optic, microwave or satellite transmission.

         B. GPTV agrees to deliver the following to DETV/ATL with respect to pre produced content/programming ( i ) one BETA SP videotape master or umatic SP video master, whichever is available, ( NTSC ) with one-minute color bars and tone: with SMPTE drop frame time code; starting at 01:00:00; one protection dub; ( ii ) music cues, commercial cues, and formal sheets, if any directed to: Edward J. Anderson, II, V.P. of Operations.

VIII. RIGHTS OF PARTIES For purposes of this Section VIII, all references to DETV/ATL shall also include its parent and affiliate companies.

         A. The content/programming and all elements thereof, shall be the sole and exclusive property of GPTV and may only be used or exploited by DETV/ATL in the manner set forth herein. Any rights not specifically granted herein to DETV/ATL are expressly reserved by GPTV.

         B. Nothing herein shall be deemed to prohibit DETV/ATL from developing, producing, distributing or exhibiting programs similar in format or subject matter to the content/programming provided by GPTV; however DETV/ATL agrees that it shall not exhibit any such program that may be deemed a conflict of interest to GPTV.



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         C.       GPTV hereby grants to DETV/ATL the right to publicize and
                  advertise the content/programming in any/all media, including, but not limited to, the right to disseminate, reproduce, print and publish the names biographies, voices and likeness of the principal participants appearing in the content/programming in connection with such publicity and advertising. GPTV shall ensure that appropriate releases are obtained from all participants appearing in the content/programming. GPTV shall provide to DETV/ATL without additional cost, pertinent promotional material available to GPTV regarding the content/programming, and DETV/ATL shall have the right to distribute such material for promotion of the Program.

IX.      PAYMENT FOR INCLUDED MATTER

                  GPTV represents and warrants that its employees or affiliates shall not pay, accept payment on service or valuable consideration from, or knowingly permit any of its agents or subcontractors to accept or pay, any money service or other valuable consideration for the inclusion of matter plug, reference, or product identification in the broadcast of the content/programming without first disclosing such information to DETV/ATL and obtaining the prior approval of DETV/ATL's Legal Counsel.

X.       REPRESENTATIONS  AND WARRANTIES

         A.       Each party represents and warrants to the other:

                  1. that it has full legal right, power and authority to enter into and perform its obligations hereunder; and

                  2. that it has not entered into, nor will it enter into, any contract or other agreement which would conflict with, prohibit or interfere with the full performance of its obligations hereunder or with the full enjoyment by the other party of the rights granted herein.

                  3. that it shall use its best efforts to ensure that content/programming is completed and ready for airing at the scheduled dates and times.

         B. GPTV further represents and warrants to DETV/ATL that:

                  ( i ) it shall be solely responsible for obtaining all releases from the talent, guests or other artists participating in the content/programming prior to the airing of said programming on DETV/ATL. The failure by GPTV to obtain such releases shall constitute a material breach of this Agreement.



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                  ( ii )   that it has or will obtain, at its own cost and
                           expense, the sole and exclusive distribution and exhibition rights in and to the content/programming and the character, concepts and ideas contained therein, and that it has the full legal right, power and authority to enter into and perform this Agreement and to grant to DETV/ATL all the rights granted herein including, without limitation, the rights to exhibit and otherwise exploit the content/programming as herein provided.

                  ( iii ) that the performing rights for the music contained in the content/programming are (i) controlled by a performing rights society having jurisdiction, (ii) in the public domain, or (iii) controlled by GPTV to the extent necessary so that no additional clearance of or payment with respect to such rights is required for use of the content/programming provided hereunder.

                  ( iv ) that it shall have obtained and hereby grants to DETV/ATL, at no additional cost to DETV/ATL, the music synchronization rights and master recording rights with respect to the content/programming as provided herein.

                  ( v ) that the content/programming is original and does not infringe the copyright or any other proprietary right of any person, firm or other entity and neither the content/programming, nor the production or any use hereunder of the content/programming of any visual or aural element thereof, will infringe on any trademark or tradename of, violate any right of privacy or right of publicity of, or constitute a libel or slander against, any person, firm or other entity.

                  (vi) that DETV/ATL will not be obligated to make payments or to pay any other consideration to GPTV or to any third party, except as expressly specified in this Agreement in connection with the exercise of the rights granted to DETV/ATL herein.

         C. The representations and warranties of this Section X shall survive the expiration or earlier termination of this Agreement.

XI.      TERMINATION

         Either party shall have the right to terminate the Agreement without further obligation to the other upon the occurrence of a material breach, which continues for a period of thirty (30) days or longer, by the other party to materially perform its obligations including the inability,


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failure, refusal or neglect of the other party hereunder. However, no termination of this Agreement shall act to waive or otherwise limit either party's rights under this Agreement.

XII.     GOVERNING LAW

         This Agreement shall be construed in accordance with and governed by the laws of the State of Georgia.

XV.      ASSIGNMENT

         Neither party may assign its rights or obligations under this Agreement without the prior written consent of the other party (unless such assignment is to an affiliate or successor in interest).

XVI.     ENTIRE AGREEMENT

         This Agreement contains the entire understanding of the agreement between the parties with respect to the subject matter hereof and shall supersede all prior agreements, understandings, communications and proposals, whether oral or written. This Agreement may not be modified or amended except in a writing executed by DETV/ATL and GPTV which refers to this Agreement.

XVII.    BINDING NATURE

         This Agreement will not be binding on DETV/ATL unless and until the Agreement has been signed by all parties and a fully executed Agreement has been returned to DETV/ATL.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date indicated below.

By: /s/ Tyrone C. Johnson               By: /s/ Frank D. Sugg, Jr.
    --------------------------             ---------------------------
For DETV/ATL                            For GPTV

Date:  1-9-98                           Date:  1-7-98
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                                    Exhibit A
               DETV/ATL and GPTV Proposed Content Provider Summary


A. GPTV will provide content/programming at no cost to DETV/ATL to air on the DETV/ATL screen at Underground Atlanta.

B. DETV/ATL will provide promotional exposure at no additional cost to GPTV via CGI generated static ID tag during airing of GPTV content/programming.

C. DETV/ATL Special Program Segment Opportunities These segment opportunities, including but no limited to Georgia Legacy, Georgia Outdoors, and Vanishing Georgia are segments that DETV/ATL would like to incorporate into its daily programming schedule. As discussed, it is these types of programming segments that DETV/ATL will merchandise to DETV/ATL anchor sponsors for open and/or close "brought to you by" graphics to any anchor sponsor so that GPTV has final approval on any DETV/ATL merchandised sponsorship of a GPTV program segment.